EXHIBIT 10.1

JOINDER, LIMITED CONSENT, AND EIGHTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This JOINDER, LIMITED CONSENT, AND EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this "Amendment"), dated May 18, 2021, is made and entered into by and among IES HOLDINGS, INC., a Delaware corporation, on behalf of itself and each other Borrower and Guarantor (the "Administrative Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").
RECITALS
A.WHEREAS, Borrowers, Guarantors and Lender have entered into that certain Second Amended and Restated Credit and Security Agreement dated as of April 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
B.WHEREAS, IES Residential, Inc., a Delaware corporation ("IES Residential") desires to enter into that certain Equity Purchase Agreement attached hereto as Exhibit A (the "Purchase Agreement" dated on or about May 18, 2021, by and among IES Residential, Edmonson Electric, LLC, a Florida limited liability company (the "New Borrower"), Dei Gratia 21 Holdings, Inc., a Florida corporation (“Holdco”), Kevin K. Edmonson Revocable Trust U/A/D May 26, 2017, (“Edmonson Trust”), Kevin K. Edmonson (“Edmonson”), and Michele L. Eleyet (“Eleyet” and together with Holdco, Edmonson Trust and Edmonson, the “Sellers”), whereby the Sellers will sell and transfer 80% of the Stock of New Borrower to IES Residential (the "Acquisition") in violation of Section 7.11 of the Credit Agreement which, in absence the effect of this Amendment, would be an Event of Default under Section 9.2(a) of the Credit Agreement.
C.WHEREAS, Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, has requested that Lender (i) consent to the Acquisition, (ii) join New Borrower as a Borrower to the Credit Agreement, and (iii) amend certain provisions in the Credit Agreement as set forth herein.
D.WHEREAS, Lender has agreed to (i) consent to the Acquisition, (ii) join New Borrower as a Borrower to the Credit Agreement, and (iii) amend the Credit Agreement in connection with the consummation of the Acquisition on the terms and conditions as set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I
AMENDMENT
Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:
1.01    Amendment to Section 6.12(i). Section 6.12(i) of the Credit Agreement is hereby amended by deleting the reference to "(other than the Permitted Petty Cash Account)" set forth therein and inserting "(other than the Permitted Petty Cash Account and the Permitted Florida Statutory Account)" in lieu thereof.
1.02    Amendment to Section 7.11(b). Section 7.11(b) of the Credit Agreement is hereby amended by (a) deleting the reference to "and" at the end of clause (i), and (b) inserting ", and (iii) the Permitted Florida Statutory Account, " at the end of clause (ii) therein.
1.03    Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended by (a) deleting clause (g) in its entirety, and (b) amending and restating clauses (e) and (f) in their entirety as follows:
(e)    so long as no Default or Event of Default has occurred and is continuing, any Loan Party may make additional capital contributions (other than those described in clause (f) below) to STR Mechanical, Bayonet, NEXT, Edmonson, and any other non-wholly owned Subsidiary of any Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion) in an aggregate not to exceed $750,000 to any single Subsidiary; and
(f)    any Loan Party may purchase, in cash, Stock of STR Mechanical, Bayonet, NEXT, Edmonson, and any other non-wholly owned Subsidiary of any Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion), so long as, in each case, after giving effect to such purchase, (i) no Default or Event of Default has occurred or is continuing, and (ii) Borrowers have Liquidity of at least twenty-five percent (25%) of the Maximum Revolver Amount; provided, that for purposes of compliance with this clause (f), at least fifty percent (50%) of Borrowers' Liquidity shall be comprised of Excess Availability.
1.04    Amendments to Schedule 1.1.
(a)    Schedule 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:
"Edmonson" means Edmonson Electric, LLC, a Florida limited liability company.
"Eighth Amendment Effective Date" means May 18, 2021.

"Permitted Florida Statutory Account" means that certain Deposit Account of Bayonet and disclosed, in writing, to Lender established solely for the purpose of holding the required statutory amount of unencumbered net assets and unearned premium reserve required pursuant to Chapter 634, Florida Statutes, as in effect from time to time, provided, that if the balance in such account exceeds the amount required by the applicable statute, Bayonet shall promptly (and in any event within two (2) Business Days) transfer such excess out of the Permitted Florida Statutory Account to a Deposit Account maintained by Lender and accordingly under the "control" of Lender in accordance with Section 9-104(a)(1) of the Code.
(b)    The defined term "Accounts Availability Amount" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) restyling clause (i) as clause (a), and (ii) restyling clause (ii) as clause (b).
(c)    The defined term "Acquisition" in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
"Acquisition" means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all (or such lesser amount as Lender may approve, in writing, in its sole discretion) of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all (or such lesser amount as Lender may approve, in writing, in its sole discretion) of the Equity Interests of any other Person.
(d)    The defined term "Borrowing Base" in Schedule 1.1 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof:
Notwithstanding the foregoing, any Accounts, Equipment, or Inventory acquired in connection with any Permitted Acquisition shall not be included in the calculation of the Borrowing Base until the completion of an appraisal and field examination of such Accounts, Equipment, or Inventory, in each case, with results satisfactory to the Lender in its Permitted Discretion.
(e)    The defined term "Change of Control" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference in clause (c) to "(other than STR Mechanical") and inserting "(other than STR Mechanical, Bayonet, NEXT, and Edmonson)" in lieu thereof, (ii) deleting the word "or" at the end of clause (e), (iii) restyling clause (g) as clause (f), and (iv) inserting the following at the end of clause (f) and before the period:
, (g) IES Residential or another Loan Party (subject to execution of a Pledged Interests Addendum pursuant to Section 6.12(h)(iii)) owns less eighty percent (80%) (or less than such greater amount that IES Residential or another Loan Party may own from time to time following the Eighth Amendment

Effective Date) of the membership interests of Edmonson, or (h) the Loan Parties (subject to execution of a Pledged Interests Addendum pursuant to Section 6.12(h)(iii)) decrease the percentage of membership interests or Stock of any non-wholly owned Subsidiary of a Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion) below the same percentage of membership interests or Stock owned by the Loan Parties as of the closing date of such Permitted Acquisition or any other Acquisition consented to by Lender, in writing, in its sole discretion (or below such greater percentage that the Loan Parties may own from time to time following the closing date of the applicable Permitted Acquisition or any other applicable Acquisition consented to by Lender, in writing, in its sole discretion).
(f)    The defined term “Excluded Collateral” in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (b) set forth therein and inserting ",” in lieu thereof, and (ii) inserting new clause (d) to read as follows:
and (d) the Permitted Florida Statutory Account.
(g)    The defined term "Permitted Acquisition" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting clause (k) in its entirety, (ii) deleting the reference to ", and" at the end of clause (j) and inserting "." in lieu thereof, and (iii) inserting the word "and" at the end of clause (i) therein.
(h)    The defined term "Permitted Indebtedness" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to "and" at the end of clause (l) set forth therein, (ii) amending and restating clause (m) set forth therein in its entirety as set forth below, and (iii) inserting new clause (n) in its appropriate place as set forth below:
(m)    other unsecured or secured Indebtedness in an amount that shall not exceed $5,000,000 in the aggregate at any time; provided, that any Liens on such Indebtedness shall be subject to the limitations in clause (h) of the definition of Permitted Liens; and
(n)    Indebtedness of a Subsidiary of a Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion) incurred under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) (a "Target PPP Loan"), so long as, the Loan Parties or such Subsidiary have established an escrow account controlled by the lender of such Target PPP Loan in the amount of the outstanding balance of the Target PPP Loan in accordance with the SBA Procedural Guidance No. 5000-20057, Paycheck Protection Program Loans and Changes of Ownership, effective October 2, 2020 (as amended, restated, supplemented or otherwise modified from time to time).
(i)    The defined term "Permitted Investments" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the phrase "(including contributions pursuant to

Section 7.12(e))" set forth in clause (i) and inserting "(subject to the limitations in Sections 7.12(e) and 7.12(f))" in lieu thereof, (ii) deleting the references to "Section 7.12(f)" in clauses (j) and (k) and inserting "Sections 7.12(e) and 7.12(f)" in lieu thereof, (iii) deleting the reference "." at the end of clause (k) and inserting "; and" in lieu thereof, and (iv) inserting new clauses (l) and (m) therein to read as follows:
(l)    Investments (subject to the limitations in Section 7.12(e)) by IES Residential or another Loan Party consisting of eighty percent (80%) of the membership interests of Edmonson, or such greater amount owned by IES Residential or another Loan Party from time to time in Edmonson (provided, that IES Residential or another Loan Party shall deliver an updated Pledged Interest Addendum pursuant to Section 5.26(d) of Exhibit D for any additional interest held in Edmonson following the Eighth Amendment Effective Date), and
(m) Investments (subject to the limitations in Section 7.12(e)) by any Loan Party consisting of the membership interests or Stock of any non-wholly owned Subsidiary acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion) in a percentage equal to the membership interests or Stock owned by such Loan Parties as of the closing date of such Permitted Acquisition (or such Acquisition consented to by Lender, in writing, in its sole discretion), or such greater amount owned by a Loan Party from time to time in such non-wholly owned Subsidiary (provided, that the applicable Loan Party shall deliver an updated Pledged Interest Addendum pursuant to Section 5.26(d) of Exhibit D for any additional interest held in such non-wholly owned Subsidiary following the closing date of the applicable Permitted Acquisition (or the applicable Acquisition consented to by Lender, in writing, in its sole discretion)).
(j)    The defined term "Permitted Liens" in Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (h) in its entirety to read as follows:
(h)    Liens securing Indebtedness under clause (m) of the definition of Permitted Indebtedness, so long as, (i) all Indebtedness secured by such Liens does not exceed $2,500,000 in aggregate at any time, and (ii) such Liens do not attach to any Collateral included in the calculation of the Borrowing Base,
(k)    The defined term "Restricted Junior Payment" in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to "and" at the end of clause (v), and (ii) inserting the following new clauses (vii) and (viii) at the end of clause (vi) and before the period:
(vii) any Subsidiary of a Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion ) may make distributions of excess cash to the direct or indirect holders of Stock issued by such Subsidiary in an amount proportionate to such holders’ ownership interest in the Stock issued by such Subsidiary, and (viii) any Subsidiary of a Loan Party acquired pursuant to a Permitted Acquisition (or any other Acquisition consented to by Lender, in writing, in its sole discretion) may make distributions to certain equity owners thereof with respect to an exercise of any such equity owner's put rights pursuant to such Subsidiaries operating agreement delivered to Lender as in effect on the closing date of the applicable Permitted Acquisition (or the applicable Acquisition consented to by Lender, in writing, in its sole discretion) and approved by Lender, in writing, in its Permitted Discretion.
1.05    Amendment to Schedule 2.12. Schedule 2.12 of the Credit Agreement is hereby amended by deleting the reference in clause (a) titled "Collateral Exam Fees, Costs Expenses" to "Qualified Cash" and inserting "Excess Availability" in lieu thereof.
1.06    Amendment to Schedule 6.2.    Schedule 6.2 of the Credit Agreement is hereby amended by (a) deleting the reference in clause (a) to "thirty-five percent (35%)" and inserting "twenty percent (20%)" in lieu thereof, and (b) inserting the following row to the table set forth therein:

Upon any change in applicable laws, rules, or regulations that would require a change in the amount on deposit in the Permitted Florida Statutory Account
(a)    the new amount required to be on deposit in the Permitted Florida Statutory Account; and
(b)    such other reports and information as to the Permitted Florida Statutory Account as Lender may reasonably request.

ARTICLE II
CONSENT AND JOINDER
2.01    Consent to the Acquisition. Subject to the terms and conditions set forth below, Lender hereby consents to IES Residential consummating the Acquisition pursuant to the terms of the Purchase Agreement.
2.02    Consent to Joinder. Administrative Borrower, on behalf of itself and each other Borrower and Guarantor, and Lender consents to the joinder of New Borrower to the Credit Agreement and all of the other Loan Documents, immediately following written confirmation from Lender that the condition set forth in Section 4.01(g) has been satisfied, as more fully described below.
2.03    Joinder to the Credit Agreement and Loan Documents. Immediately following written confirmation from Lender that the condition set forth in Section 4.01(g) has been satisfied, New Borrower shall join in, assume, adopt, become a co-borrowers and a co-obligors and become jointly and severally liable with respect to all Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Loan Documents. Without limiting the foregoing, New Borrower hereby (a) agrees to all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, (b) affirms all of the representations and warranties of the Borrowers and all of the covenants, each as set forth in the Credit Agreement, (c) confirms that it has granted pursuant to the terms of the Credit Agreement, and hereby grants to Lender a continuing general lien upon, and security interest in, all of the "Collateral" (as defined in the Credit Agreement) in which New Borrower has rights as security for the Obligations as though it were an original signatory party to the Credit Agreement, and New Borrower authorizes Lender to file UCC financing statements to evidence the same, which financing statements may identify the Collateral as "all assets" or "all personal property" or words of like import, and (d) promises to pay all Obligations in full when due in accordance with the Credit Agreement and the other Loan Documents. Further, New Borrower agrees that the Obligations are performable in accordance with their terms, without setoff, defense, counter-claim or claims in recoupment. For the avoidance of doubt, each of Administrative Borrower (on behalf of itself and each other Borrower and Guarantor), New Borrower, and Lender acknowledge and agree that this Section 2.03 shall be deemed effective immediately following written confirmation from Lender that the condition set forth in Section 4.01(g) has been satisfied.
ARTICLE III
NO WAIVER
3.01    No Waiver. This Amendment is a limited consent and other than as set forth above in Articles I and II hereof, nothing contained in this Amendment shall be construed as an amendment of, consent to, or waiver by, Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Lender.
ARTICLE IV
CONDITIONS PRECEDENT
4.01    Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):
(a)    Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel (unless such conditions are waived by Lender in its sole discretion):
(i)    an Information Certificate Supplement;

(ii)    a Collateral Assignment of Purchase Agreement;
(iii)    a Collateral Assignment of Representations and Warranties Insurance in form and substance satisfactory to Lender;
(iv)    a Pledged Interest Addendum duly executed by IES Residential, together with the certificates representing the Pledged Interests for New Borrower (if any) and such other items required pursuant to Section 5.26(d) of Exhibit D to the Credit Agreement;
(v)    a Joinder to the Intercompany Subordination Agreement executed by New Borrower;
(vi)    an amended copy of New Borrower's limited liability company agreement in form and substance satisfactory to Lender;
(vii)    a fully executed copy of the Purchase Agreement, including all amendments thereto, and all other requested agreements or documents in connection therewith, certified by an officer of Administrative Borrower as true, correct and complete;
(viii)    payoff letters or payoff statements for New Borrower's secured Indebtedness evidenced by the UCC-1 Financing Statements listed on Exhibit B to the Closing Checklist attached hereto as Exhibit B;
(ix)    all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, including, without limitation, the documents set forth in the Closing Checklist attached hereto as Exhibit B; and
(x)    Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Amendment.
(b)    After giving effect to this Amendment, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.
(c)    After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.
(d)    No Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

(e)    All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.
(f)    Lender shall have received final credit approval for the Credit Facility and the transactions described in this Amendment.
(g)    Solely with respect to joining New Borrower as a party to the Credit Agreement and the other Loan Documents pursuant to Section 2.03 above, Lender shall have completed (i) Patriot Act searches and customary individual background checks for New Borrower; and (ii) other "know your customer" searches, the results of the searches and background checks in clauses (i) and (ii) above shall be reasonably satisfactory to Lender.
ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
5.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Administrative Borrower, on behalf of itself and each other Loan Party, hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Administrative Borrower, on behalf of itself and each other Loan Party, and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
5.02    Representations and Warranties. Administrative Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (d) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (f) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date); and (i) following the consummation of the Acquisition, IES Residential will own 80% of the Stock of New Borrower.
ARTICLE VI
POST-CLOSING COVENANTS
6.01    General. The Borrowers covenant and agree to fulfill the obligations set forth on Exhibit C. The failure to have taken such actions or deliver such agreements shall not constitute a Default or an Event of Default or a breach of any representation and warranty until the date specified on Exhibit C (as such date may be extended as provided therein); provided that failure to have taken such action or make such required delivery by the date specified in Exhibit C shall be an immediate Event of Default.
ARTICLE VII
MISCELLANEOUS PROVISIONS
7.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.
7.02    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
7.03    Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender's legal counsel.
7.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.
7.06    Counterparts. This Amendment may be executed in one or more counterparts (including by electronic .pdf), each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
7.07    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
7.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
7.09    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
7.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.
7.11    Release. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR

THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. ADMINISTRATIVE BORROWER, ON BEHALF OF ITSELF AND EACH LOAN PARTY, HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
7.12    Consent of Guarantors. The Administrative Borrower, on behalf of each Guarantor, hereby (a) consents to the transactions contemplated by this Amendment, including the Acquisition; and (b) agrees that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and Administrative Borrower, on behalf of the Guarantors, has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Administrative Borrower, on behalf of each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned's liability under such documents, that the undersigned's consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Credit Agreement or any of the other Loan Documents.
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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ADMINISTRATIVE BORROWER:

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Senior Vice President, CFO & Treasurer

NEW BORROWER:

EDMONSON ELECTRIC, LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Senior Vice President, CFO & Treasurer

Signature Page to Joinder, Limited Consent, and Eighth Amendment to Second Amended and Restated Credit and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Gerard
Name:	Michael Gerard
Title:	Authorized Signatory

Signature Page to Joinder, Limited Consent, and Eighth Amendment to Second Amended and Restated Credit and Security Agreement

Exhibit A
Purchase Agreement

Exhibit B
Checklist

Exhibit C
Post-Closing Obligations
1.Within 15 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender a fully executed copy of a collateral assignment of representations and warranties insurance signed by Pacific Insurance Company, Limited, IES Residential, Inc., and Lender, and a bound copy of the "R&W Insurance Policy" (as defined in the Purchase Agreement) and the related declarations, in each case in form and substance satisfactory to Lender.
2.Within 60 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall use best efforts to deliver to Lender evidence, in form and substance satisfactory to Lender, that the UCC financing statement 201401210730 filed by Triumph Savings Bank against the assets of SeaBreeze Electric Inc.
3.Within 180 days following the date hereof (or such later date as Lender may agree in its sole discretion), Administrative Borrower shall deliver to Lender evidence, in form and substance satisfactory to Lender, that New Borrower's Deposit Accounts have been transferred to Wells Fargo Bank, National Association or one of its affiliates.
4.Immediately following written confirmation from Lender that the condition set forth in Section 4.01(g) has been satisfied, Administrative Borrower shall deliver to Lender fully executed copies of the below listed documents (each in form and substance satisfactory to Lender):
(a)    an Information Certificate Supplement (or confirmation, including via email, that no changes are necessary from the Information Certificate Supplemented delivered on the date of this Agreement);
(b)    updated certificates of insurance, reflecting the addition of New Borrower and its location(s), with respect to (i) property and casualty and business interruption insurance policies, showing Lender as certificate holder and loss payee, with lender's loss payable clause in favor of Lender, and (ii) liability and other third party policies, showing Lender as certificate holder and additional insured party (each in form and substance satisfactory to Lender);
(c)    a certificate from the appropriate manager or officer of New Borrower, IES Residential, and Administrative Borrower (i) attesting to the resolutions of New Borrower's sole shareholder, IES Residential's Member, and Administrative Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which New Borrower, IES Residential, or Administrative Borrower are a party, (ii) authorizing specific officers of New Borrower, IES Residential, and Administrative Borrower to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of New Borrower, IES Residential, and Administrative Borrower, (iv) representing and warranting that New Borrower's, IES Residential 's, and Administrative Borrower 's Governing Documents

attached thereto are true, correct and complete as of the date thereof, and (v) attesting to a certificate of status with respect to New Borrower, IES Residential, and Administrative Borrower, dated within 30 days of the date of the certificate, such certificates to be issued by the appropriate officer of the jurisdiction of organization of IES Residential and Administrative Borrower, which certificates shall indicate that IES Residential and Administrative Borrower are in good standing in such jurisdiction; and
(d)    all other documents Lender may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby, including, without limitation, the "Joinder Documents" set forth on the Closing Checklist attached hereto as Exhibit B, and a legal opinion of Administrative Borrower's counsel, and Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of the Agreement
Signature Page to Joinder, Limited Consent, and Eighth Amendment to Second Amended and Restated Credit and Security Agreement